Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SOPHiA GENETICS SA of our report dated March 4, 2025 relating to the consolidated financial statements, which appears in SOPHiA GENETICS SA 's Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
July 11, 2025